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                                  EXHIBIT 99.1




                                                                   AMEX/TSE: AZC
                                                               December 11, 2000


Contact: Lawrence G. Olson, Chairman, President and Chief Executive Officer www.azco.com (866) 244-6422 *
------------



                    ALAN P. LINDSAY RESIGNS AS A DIRECTOR OF
                                AZCO MINING INC.




GLENDALE, ARIZONA, December 11, 2000... The Board of Directors of Azco Mining Inc. announces that as of December 6, 2000 it has accepted the resignation of Alan P. Lindsay, Director, effective November 27, 2000.


On behalf of the Board of Directors, Azco Mining Inc.




Lawrence G. Olson
Chairman, President and Chief Executive Officer



*PLEASE NOTE THAT DUE TO OUR RELOCATION AZCO MINING INC. HAS A NEW 1-800 NUMBER
(866)244-6422.


THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. THE AMERICAN STOCK EXCHANGE AND THE TORONTO STOCK EXCHANGE NEITHER APPROVE NOR DISAPPROVE THE CONTENTS OF THIS NEWS RELEASE.